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
                                               REUBEN E. PRICE & CO.
REUBEN E. PRICE, C.P.A. (1904-1986)       PUBLIC ACCOUNTANCY CORPORATION               MEMBERS
         ________                                  FOUNDED 1942                 AMERICAN INSTITUTE OF
RICHARD A. PRICE                                                            CERTIFIED PUBLIC ACCOUNTANTS
                                                703 MARKET STREET                      _______
                                             SAN FRANCISCO, CA 94103           SECURITIES AND EXCHANGE
                                                    ________                 COMMISSION PRACTICE SECTION
                                                 (415) 982-3556              OF THE AMERICAN INSTITUTE OF
                                               FAX (415) 957-1178            CERTIFIED PUBLIC ACCOUNTANTS
                                                                                        _______
                                                                                 CALIFORNA SOCIETY OF
                                                                             CERTIFIED PUBLIC ACCOUNTANTS

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April 25, 2000



Mr. Douglas P. Haffer, President
World Wide Wireless Communications, Inc.
520 Third Street, Suite 101
Oakland, California 94607


Dear Mr. Haffer:

Please accept this letter as our consent to include in your disclosure document on Form SB-2 our reports on World Wide Wireless Communications, Inc.'s Balance Sheet dated September 30, 1999 and the related statements of operations, statements of cash flows, and statements of stockholders' equity for the years September 30, 1999 and 1998, and from inception on September 1, 1994 through September 30, 1999.

Sincerely,

RUEBEN E. PRICE & CO.